UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2007
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of Principal Executive Offices)	85012 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     As previously reported on CSK Auto Corporation’s (the “Company”) Quarterly Report on Form 10-Q filed on December 19, 2007 (the “Form 10-Q”), on December 18, 2007, CSK Auto Inc., a wholly owned subsidiary of the Company (“Auto”) entered into a fourth amendment to its Term Credit Agreement (the “Amendment”), dated as of June 30, 2006, among Auto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent., and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents (as previously amended, the “Term Loan Facility”). A copy of the Amendment was filed as an exhibit to the Form 10-Q that did not represent the final agreement between the parties; namely, it failed to reflect that prior to the second anniversary of the Amendment under all circumstances a prepayment penalty will apply to optional prepayments under the Term Loan Facility with the proceeds of any loans under any credit facility and any repricing of loans under the Term Loan Facility. A copy of the Amendment reflecting this provision is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the version filed with the Form 10-Q should not be relied upon. For a description of the other changes effected by the Amendment, see “Other Events” in Part II, Item 5 of the Form 10-Q.
     The description of the Amendment set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the amendment, filed as Exhibit 10.1 to this report and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
10.1	Fourth Amendment, dated as of December 18, 2007, to the Credit Agreement dated as of June 30, 2006 among CSK Auto, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

By:	/s/ Randi Val Morrison

Name:	Randi Val Morrison
Title:	Senior Vice President, General Counsel and Secretary

DATED: December 26, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment, dated as of December 18, 2007, to the Credit Agreement dated as of June 30, 2006 among CSK Auto, Inc., the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Co-Syndication Agents.